           [LIDDELL, SAPP, ZIVLEY, HILL & LABOON, L.L.P. LETTERHEAD]



                               October 4, 1996




Kent Electronics Corporation
7433 Harwin Drive
Houston, Texas 77036

Gentlemen:

        You have requested our opinion with respect to the disclosures relating to the material federal income tax consequences generally applicable to the receipt by shareholders of Futronix Corporation, a Texas corporation ("Futronix"), and shareholders of Wire & Cable Specialties Corporation, a Georgia corporation ("Wire & Cable"), of shares of common stock, no par value per share ("Kent Common Stock"), of Kent Electronics Corporation, a Texas corporation ("Kent"), in connection with the proposed merger (the "Merger") of Futronix and Wire & Cable with and into Futronix Acquisition Company, a Texas corporation and a wholly-owned subsidiary of Kent formed for the purpose of effecting the Merger, as described in the Joint Proxy Statement/Prospectus relating to the Merger (the "Proxy Statement/Prospectus") forming a part of the Registration Statement on Form S-4 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

       It is our opinion that the discussions and legal conclusions set forth in the Joint Proxy Statement/Prospectus under the heading "Summary-Certain U.S. Federal Income Tax Consequences" and "The Merger-Material Federal Income Tax Consequences" are accurate and complete in all material respects and constitute our opinion of the material tax consequences to shareholders of Futronix and Wire & Cable receiving Kent Common Stock in the Merger.

       Our opinion is based and conditioned upon the initial and continuing accuracy of the facts and the factual matters assumed as set forth in the Joint Proxy Statement/Prospectus. Our opinion is also based upon existing provisions of the Internal Revenue Code of 1986, as amended, regulations promulgated or proposed thereunder and interpretations thereof by the Internal Revenue Service and the courts, all of which are subject to change with prospective or retroactive effect, and our opinion could be adversely affected or rendered obsolete by any such change.

Kent Electronics Corporation
October 4, 1996
Page 2

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name in the Joint Proxy Statement/Prospectus under the captions "The Merger-Material Federal Income Tax Consequences" and "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

                                        Very truly yours,

                                        LIDDELL, SAPP, ZIVLEY, HILL &
                                        LaBOON, L.L.P.